UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
March 12, 2007
(Date of earliest event reported)

USG CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8864 (Commission File Number)	36-3329400 (IRS Employer Identification No.)
125 South Franklin Street, Chicago, Illinois 60606-4678
(Address of principal executive offices, including zip code)
(312) 606-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure.
     As previously disclosed, on February 25, 2007, USG Corporation’s wholly owned subsidiary, L&W Supply Corporation (“L&W”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Joseph Zucchero (the “Seller”) and California Wholesale Material Supply, Inc., Distribuidora CalPly de Mexico, S.A. de C.V., E Foam Corp., Southwest Install and Rework, Inc. and Stockdale Material Company, Inc. (collectively “CALPLY”) pursuant to which L&W agreed to purchase from the Seller, or entities owned or controlled by the Seller, all of the issued and outstanding equity interests of CALPLY. CALPLY is a building materials distribution company with 30 operating locations in seven western states and Mexico. CALPLY sells building products and provides services to acoustical contractors, drywall contractors, plaster contractors, roofing companies, manufactured housing companies, countertop fabricators, government institutions and exporters.
     On March 9, 2006, L&W received notification that early termination of the waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 had been granted with respect to the transactions contemplated by the Purchase Agreement. Consummation of the proposed acquisition is subject, however, to the satisfaction or waiver of other customary closing conditions.
ITEM 8.01 Other Events
     In connection with the filing of a registration statement on Form S-3 with the Securities and Exchange Commission on the date of this current report on Form 8-K, USG Corporation (the “Company”) is providing the information set forth in Exhibit 99.1 hereto. The Company anticipates that information similar to that set forth in Exhibit 99.1 will be included in its definitive Proxy Statement for use in connection with the Company’s 2007 annual meeting of shareholders.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Number	Description

99.1	Supplemental Information

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION

By:	/s/ Richard H. Fleming
Richard H. Fleming,
Executive Vice President and Chief Financial Officer
Dated: March 12, 2007

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Supplemental Information